UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016 (September 5, 2016)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 5, 2016, Navistar International Corporation (the “Company”) and Volkswagen Truck & Bus GmbH (“VW T&B”) entered into a Stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which the Company will issue and VW T&B will purchase an estimated 19.9% stake (16.6% on a pro forma basis) in the Company (the “Share Issuance”), and a Stockholder Agreement (“Stockholder Agreement”), which governs the rights and obligations of the parties with respect to VW T&B’s holdings in the Company following the Share Issuance. The Board of Directors of the Company (the “Board”) has approved the Share Issuance for purposes of Section 203 of the Delaware General Corporation Law (“DGCL”) and the Company and VW T&B have entered into an agreement which permits VW T&B to acquire up to 20% of the Company without triggering the restrictions that would otherwise be imposed under Section 203 of the DGCL (the “Section 203 Agreement”).

In addition to the agreements governing the Share Issuance, the Company’s operating subsidiary, Navistar, Inc. concurrently entered into a Framework Agreement Concerning Technology Licensing and Supply (the “License and Supply Framework Agreement”) and a Procurement JV Framework Agreement (the “Procurement JV Framework Agreement”) with VW T&B. Pursuant to the License and Supply Framework Agreement, the parties have agreed to use commercially reasonable efforts to enter into individual contracts in respect of the licensing and supply of certain engines and technologies, conduct feasibility studies in order to investigate the feasibility of sharing certain technologies and begin good faith discussions on possible collaboration with respect to certain powertrain combinations and other strategic initiatives. Navistar, Inc. and VW T&B also intend to enter into certain other commercial arrangements, including the formation of a joint venture focused on sourcing, evaluating, negotiating and recommending joint procurement opportunities, the terms of which are set forth in the Procurement JV Framework Agreement.

Stock Purchase Agreement

Subject to the terms and conditions set forth in the Stock Purchase Agreement, at the closing, the Company will issue to VW T&B 16,242,012 shares of common stock of the Company equal to 19.9% of the common stock issued and outstanding as of September 5, 2016 (16.6% on a pro forma basis) for a purchase price of $15.76 per share and an aggregate purchase amount of $255,974,109 (the “Purchase Price”).

The Stock Purchase Agreement contains certain customary representations and warranties of the Company relating to its business and public filings, and certain customary representations and warranties of VW T&B relating to its capacity to consummate the transactions contemplated by the Stock Purchase Agreement.

The parties have agreed to use their reasonable best efforts to make required government filings, to obtain necessary governmental approvals, authorizations and consents, and to eliminate any impediment under antitrust or competition laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) and in certain foreign jurisdictions.

The Stock Purchase Agreement includes pre-closing covenants of the Company, including covenants not to adopt changes to its organizational documents, merge or consolidate the Company, redeem, repurchase or acquire common stock, issue, sell or authorize capital stock or voting stock (including convertible securities) of the Company (subject to certain exceptions, including issuances pursuant to a widely distributed offering), amend the terms of the Company’s securities or establish, adopt or amend benefits plans to accelerate the vesting or payment of issuances under such plans upon the consummation of the proposed Share Issuance. In the event of any widely distributed offering of common stock by the Company before the closing, VW T&B will have the right to commit to increase the shares of common stock of the Company to be acquired by it at closing up to 19.9% of the shares outstanding immediately following the consummation of the offering at the price per share paid by the participants in such offering.

Consummation of the Share Issuance is subject to various closing conditions of the parties, including the receipt of specified statutory approvals for each party, including the expiration or termination of the waiting periods under the HSR Act and in other specified jurisdictions, the conclusion of review by the Committee on Foreign Investment in the United States of the proposed transaction, and the entry into definitive documentation to form the joint venture contemplated by the Procurement JV Framework Agreement. Each party’s obligation to consummate the Share Issuance is also subject to the accuracy of the representations and warranties and the performance of covenants of the other party. The Company’s obligation to consummate the Share Issuance is also subject to VW T&B’s entry into definitive agreements governing the license and supply of one specified line of products pursuant to the License and Supply Framework Agreement. VW T&B’s obligation to consummate the Share Issuance is also subject to the lack of a material adverse effect of the Company.

The Stock Purchase Agreement also provides for certain mutual termination rights of the Company and VW T&B, including the right of either party to terminate the Stock Purchase Agreement if the Share Issuance is not consummated by May 31, 2017, subject to extension in the case of non-U.S. anti-competition filings being the only outstanding closing condition, to a date not beyond August 29, 2017. Either party may also terminate the Stock Purchase Agreement if there is a final, non-appealable law or order permanently restraining enjoining or prohibiting the proposed transaction in a jurisdiction in which either party or its subsidiaries (taken as a whole) has material operations or failure to abide by which would have a material adverse effect on either party. In addition, a party may terminate the Stock Purchase Agreement if there is an uncured material breach by the other party of the Stock Purchase Agreement, provided that the terminating party is not then in material breach. VW T&B also has a limited right to terminate the Stock Purchase Agreement if the Company updates its disclosure schedule pursuant to the Stock Purchase Agreement prior to closing.

The Stock Purchase Agreement also contains indemnification for breaches of representations and warranties as of signing and closing and breaches of covenants. The indemnification for breaches of representations and warranties (other than fundamental representations) is capped at $51.2 million and the indemnifying party will not be liable until the aggregate amount of damages incurred exceeds $5.1 million on claims for breaches of representations. The indemnity for non-fundamental representations and covenants survives for one year after the closing of the transaction and fundamental representations survive indefinitely.

The Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety by reference.

Stockholder Agreement

The Company and VW T&B entered into the Stockholder Agreement pursuant to which the parties have agreed to certain corporate governance matters and which governs the rights and obligations of VW T&B as a stockholder of the Company. Pursuant to the Stockholder Agreement, as of the closing date of the Stock Purchase Agreement, VW T&B will designate two people who are approved by the Company to be appointed to the Board. Following the initial appointment, the Company must designate for nomination to the Board at its annual meeting and use commercially reasonable efforts to cause the election of two persons nominated by VW T&B for so long as VW T&B together with the controlled affiliates of Volkswagen AG (“controlled affiliates”) hold at least 12% of the outstanding common shares of the Company and one person nominated by VW T&B for so long as VW T&B and the controlled affiliates hold at least 7% of the outstanding common shares (the “7% Threshold”). VW T&B loses the right to designate any nominees to the Board once it, together with the controlled affiliates, falls below the 7% threshold. The VW T&B nominees must resign from the Board upon the earlier to occur of (i) VW T&B and the controlled affiliates collectively owning less than 5% of the outstanding common stock (the “5% Threshold”) and (ii) a Commercial Termination Event. A “Commercial Termination Event” occurs if all of the individual contracts previously executed by Navistar, Inc. and VW T&B as contemplated by the License and Supply Framework Agreement have subsequently been terminated by VW T&B for a change of control of the Company or for convenience or by the Company for a material breach by VW T&B.

Effective as of signing, VW T&B and permitted holders (the “holders”) are subject to a standstill provision until the date on which both (i) for the immediately preceding 30 days, no VW T&B nominee has served on the Board and (ii) 24 months have elapsed following the closing of the Share Issuance. During this period, holders cannot without the written consent of the Company: (1) acquire securities of the Company, provided that such restriction will not prohibit (a) the holders from exercising their anti-dilution rights or (b) bona fide open market purchases of common stock after the closing that would not result in any holder together with the controlled affiliates beneficially owning a number of equity securities equal to or convertible into 20% or more of the then-outstanding common stock (provided that if the Company grants an exemption from DGCL Section 203 to a third party in excess of 20%, the standstill provision will be amended to reflect the higher percentage (such higher percentage, the then-applicable “Ownership Cap”); (2) participate in proxy solicitation or present any proposals at any stockholder meetings, grant any proxies or subject shares to any voting trusts; (3) make a request for books and records under the DGCL; (4) make disparaging public statements about the Company or its current or former officers or directors, in their capacity as such; (5) institute any litigation against the Company or any of its current and former directors or officers (including derivative actions), with certain exceptions; (6) propose or participate in any offer, merger, acquisition or other business combination or acquisition relating to a material amount of assets of the Company (subject to certain exceptions described below); and (7) make any public proposal or take any actions that would require the Company to make any public disclosure, with respect to the above matters.

If during the standstill period a third party commences a bona fide offer for securities of the Company representing 20% or more of the voting power and the Board either publicly recommends the offer or does not recommend against the offer within 15 business days following the commencement of the offer, VW T&B and its affiliates are permitted to make and publicly disclose a counterproposal to the Board and/or commence an offer for 100% of the outstanding common stock. The standstill does not prevent or restrict VW T&B or its affiliates’ ability to make confidential proposals to the Company that would not reasonably be expected to result in public disclosure by the Company.

Until the earlier of (i) VW T&B and the controlled affiliates collectively owning less than the 7% Threshold and (ii) the occurrence of a Commercial Termination Event, if the Company proposes to issue common stock or preferred stock or any convertible securities, the Company must offer to sell to the holders on the same terms as the proposed issuance a portion of the issuance equal to the percentage of all common stock outstanding as of immediately before the issuance that is held by the holders; provided that the Company will not be required to sell to the holders if (i) the issuance to the holders will require stockholder approval (but the Company must use commercially reasonable best efforts to obtain the stockholder approval no later than the next annual meeting) or (ii) the sale would result in the holders and the controlled affiliates owning in excess of 20% (or, if relevant, then the-applicable Ownership Cap) of the outstanding common stock.

If the Company repurchases or redeems any common stock, the effect of which would be that all holders together would own in excess of 20% (or, if relevant, then the-applicable Ownership Cap) of the outstanding common stock, the holders must either participate in the repurchase or redemption or otherwise dispose of their shares within 90 days of exceeding the 20% threshold (or, if relevant, then the-applicable Ownership Cap), to the extent necessary to drop below the 20% threshold (or, if relevant, then the-applicable Ownership Cap).

VW T&B and its affiliates are subject to a three-year lock up period (but may transfer to controlled affiliates). Following the expiration of the lock-up period, VW T&B may transfer shares except to any Schedule 13D filer of the Company or strategic investor in or competitor of the Company, and if the proposed transferee is an activist investor, VW T&B must first offer to sell the shares to the Company on the same pricing terms. Following the expiration of the lock-up period, the holders and their affiliate transferees have shelf registration rights, including certain rights for up to a total of 3 underwritten offerings in any 12-month period if the expected aggregate gross proceeds of an underwritten offering are at least $20 million. If a shelf registration statement is not available, the holders may demand up to 2 registrations in total, provided that the holders cannot make a request for registration for less than 1,000,000 registrable shares. The holders also have customary rights to participate in certain other registered offerings of securities of the Company. Transferees of holders who acquired 5% or more of the then-outstanding common stock from VW T&B and its affiliates in privately negotiated bona fide sales can transfer shares with the above-described registration rights which shall be exercisable for so long as they and their affiliates own 5% or more of the then-outstanding common stock.

The Stockholder Agreement terminates upon the earlier of (i) the termination of the Stock Purchase Agreement and (ii) the first date following the closing of the Share Issuance on which VW T&B and the controlled affiliates cease to collectively own equal to or more than the 5% Threshold (subject to the survival of registration rights).

The Stockholder Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety by reference.

Section 203 Agreement

In connection with the Share Issuance, on September 5, 2016, the Company entered into the Section 203 Agreement with VW T&B that permits VW T&B to acquire, subject to certain conditions and limitations, beneficial or other ownership of 15% or more, but less than 20% (or, if relevant, then the-applicable Ownership Cap) (the “Threshold Percentage”) of the voting power of the shares of voting stock of the Company issued and outstanding from time to time, without triggering the restrictions that would otherwise be imposed under Section 203 of the DGCL. If VW T&B acquires 20% (or, if relevant, then the-applicable Ownership Cap) or more of the shares of voting stock of the Company issued and outstanding from time to time, then Section 203 of the DGCL, with certain modifications, will apply as a matter of contract, provided that if the Company grants a waiver of Section 203 to any other person that is greater than the Threshold Percentage, the Threshold Percentage in the Section 203 Agreement will be automatically increased to such higher percentage. The effectiveness of the Section 203 waiver is subject to the consummation of the Share Issuance.

The Section 203 Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety by reference.

License and Supply Framework Agreement

On September 5, 2016, Navistar, Inc. entered into the License and Supply Framework Agreement with VW T&B, which contemplates the cooperation between the parties in respect of engines, related components and the related technologies, which cooperation will be governed by individual contracts to be entered into in accordance with the procedures described below. The parties must use commercially reasonable efforts to enter into the individual contracts contemplated by Step A of the License and Supply Framework Agreement, on the basis of the terms set forth in the License and Supply Framework Agreement, but if the parties fail in the course of good faith negotiation to reach an agreement in relation to certain material terms or conditions that are not adequately addressed in the License and Supply Framework Agreement, and such disagreement cannot be resolved by the chief executive officers of the parties, the parties are not required to enter into the applicable individual contract. The parties will appoint a joint working team for the negotiation of the individual contracts, with the goal of entering into the individual contracts by the outside dates set forth in the License and Supply Framework Agreement. If a Fundamental Change occurs, the Parties may terminate the Agreement with respect to the individual contract affected by the Fundamental Change without liability. A “Fundamental Change”, with respect to each individual contract, is any change, event or circumstance outside the control of the parties, such as a material change in the regulatory environment or in emissions requirements, that is not reasonably foreseeable as of the date of the License and Supply Framework Agreement and that has a significant and adverse impact on the commercial viability of the engines or technologies that are the subject matter of such individual contract in the United States.

In addition to the individual contracts, the parties agree to conduct certain feasibility studies within a reasonable period of time following the execution of the License and Supply Framework Agreement and to start good faith discussions on possible collaborations regarding certain powertrain combinations of VW T&B Group’s components and technology and other strategic initiatives. The License and Supply Framework Agreement provides for certain terms with respect to the individual contracts, including, among others, adaptation and supply costs, license fees and warranties. Under the individual contracts, VW T&B will supply certain engines and components to Navistar, Inc. and will grant to Navistar, Inc. a royalty-bearing, non-transferable and non-assignable license, to use the technology solely to adapt, localize, make, have made, and sell and otherwise commercialize the engines and other components. VW T&B and its affiliates intend to agree to certain exclusivity provisions in NAFTA countries in the individual license agreements.

The term of the License and Supply Framework Agreement is unlimited. It will automatically expire upon the execution of all of the individual contracts contemplated by the agreement and the abandonment or completion of the feasibility studies and discussions under the agreement. The License and Supply Agreement would be terminated in the event of the Stock Purchase Agreement in accordance with its terms, and may be terminated by either party with six months’ notice given on or after December 31, 2018. The effectiveness of the License and Supply Framework Agreement is subject to receipt of competition law consents and authorizations. The terms of the individual contracts will supersede the provisions of the License and Supply Framework Agreement.

The License and Supply Framework Agreement will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Procurement JV Framework Agreement

On September 5, 2016, Navistar, Inc. entered into the Procurement JV Framework Agreement with VW T&B, pursuant to the terms of which the parties intend to form a sourcing joint venture entity (the “Procurement JV”) with VW T&B holding a 51% equity interest in the Procurement JV and Navistar, Inc. holding a 49% equity interest in the Procurement JV. The purpose of the Procurement JV is to make recommendations for sourcing in accordance with its core tasks to the parties. Each party will make final sourcing decisions considering recommendations made by the Procurement JV. Each party will finalize its respective contracts with awarded suppliers. The parties will enter into procurement service agreements pursuant to which they will pay service fees to the Procurement JV in respect of services provided based on a cost-plus model.

The Procurement JV Framework Agreement is terminable by mutual agreement of the parties, upon the termination of all individual contracts entered into pursuant to the License and Supply Framework Agreement, by either party due to the other party’s fraud, gross negligence or willful or other material breach, by either party if the Stock Purchase Agreement is terminated in accordance with its terms or by either party if VW T&B’s ownership of the common stock of the Company falls below 7% of the then-outstanding shares of the Company’s common stock. The Procurement JV may also be terminated for certain commercial reasons.

The Procurement JV Framework Agreement will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Amendments to the Icahn and MHR Settlement Agreements

On September 5, 2016, the Company entered into Amendment No. 2 (the “Icahn Amendment”) to the Settlement Agreement, dated October 5, 2012, by and among the Company, Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (collectively, the “Icahn Group”), as amended by Amendment No. 1 to the Settlement Agreement, dated July 14, 2013.

On September 5, 2016, the Company entered into Amendment No. 2 (the “MHR Amendment”) to the Settlement Agreement, dated October 5, 2012, by and among the Company, Mark H. Rachesky, M.D., MHR Holdings LLC, MHR Fund Management LLC, MHR Institutional Advisors III LLC, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Advisors LLC, and MHR Institutional Partners III LP (collectively, the “MHR Group”), as amendment by Amendment No. 1 to the Settlement Agreement, dated July 14, 2013.

Pursuant to the Icahn Amendment and the MHR Amendment, the Company can increase the size of its Board from ten to twelve directors in anticipation of appointing and subsequently nominating two VW T&B nominees to the Board.

The Icahn Amendment and MHR Amendment are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated into this Item 1.01 in its entirety by reference.

The foregoing descriptions of the terms and conditions of the Stock Purchase Agreement, Stockholder Agreement, Section 203 Agreement, License and Supply Framework Agreement, Procurement JV Framework Agreement, Icahn Amendment and MHR Amendment are qualified in their entirety by the full text of the agreements.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 above, subject to the terms and conditions set forth in the Stock Purchase Agreement, at the closing, the Company will issue to VW T&B 16,242,012 shares of common stock of the Company equal to 19.9% of the common stock issued and outstanding as of September 5, 2016 (16.6% on a pro forma basis) for a purchase price of $15.76 per share and an aggregate purchase amount of $255,974,109.

The Share Issuance is made in reliance on an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, since the Share Issuance does not involve any public offering. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 5, 2016, Michael N. Hammes and James H. Keyes each announced their retirement from the Board, effective upon the earlier to occur of (i) the completion of the Share Issuance to VW T&B or (ii) Navistar’s 2017 Annual Meeting of Stockholders. As of September 5, 2016, Mr. Hammes is Chairman of the Nominating & Governance Committee and a member of the Finance Committee and Mr. Keyes is Chairman of the Board, Chairman of the Audit Committee and a member of the Finance Committee. Neither retirement was in connection with any disagreement with the Company pertaining to the Company’s operations, policies or practices.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 6, 2016, the Company issued a press release announcing the Share Issuance and related transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Company will conduct a webcast conference call with financial analysts on Tuesday, September 6, 2016, beginning at 8:30 a.m. Eastern (7:30 a.m. Central time). The Company’s executive management will present an overview of the Issuance Share and related transactions followed by a question and answer session. Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto www.navistar.com/navistar/investors/webcasts. Institutional investors can access the call by dialing toll-free, 1-877-303-3199 or international, 1-281-973-6084.

A copy of the the Company’s investor presentation for the webcast conference call is attached hereto and incorporated by reference into this Item 7.01 as Exhibit 99.2.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

10.1†	Stock Purchase Agreement, dated as of September 5, 2016, by and among Navistar International Corporation and Volkswagen Truck & Bus GmbH.

10.2	Stockholder Agreement, dated as of September 5, 2016, by and among Navistar International Corporation and Volkswagen Truck & Bus GmbH.

10.3	DGCL 203 Agreement, dated as of September 5, 2016, by and among Navistar International Corporation and Volkswagen Truck & Bus GmbH.

10.4*	Framework Agreement Concerning Technology Licensing and Supply, dated as of September 5, 2016, between Navistar, Inc. and Volkswagen Truck & Bus GmbH.

10.5*	Procurement JV Framework Agreement, dated as of September 5, 2016, by and between Navistar Inc. and Volkswagen Truck & Bus GmbH.

10.6	Amendment No 2 to the Settlement Agreement, effective as of October 5, 2012, by and among the Company and Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc., as amended on July 14, 2013.

10.7	Amendment No. 2 to the Settlement Agreement, effective as of October 5, 2012, by and among the Company and Mark H. Rachesky, M.D., MHR Holdings LLC, MHR Fund Management LLC, MHR Institutional Advisors III LLC, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Advisors LLC, and MHR Institutional Partners III LP, as amended on July 14, 2013.

99.1	Press Release of the Company, dated September 6, 2016.

99.2	Investor Presentation, dated September 6, 2016.

†	Schedules (and similar attachments) to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish, supplementally, a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

*	To be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Curt A. Kramer
Name: Title:	Curt A. Kramer Corporate Secretary

Dated: September 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Stock Purchase Agreement, dated as of September 5, 2016, by and among Navistar International Corporation and Volkswagen Truck & Bus GmbH.

10.2	Stockholder Agreement, dated as of September 5, 2016, by and among Navistar International Corporation and Volkswagen Truck & Bus GmbH.

10.3	DGCL 203 Agreement, dated as of September 5, 2016, by and among Navistar International Corporation and Volkswagen Truck & Bus GmbH.

10.4*	Framework Agreement Concerning Technology Licensing and Supply, dated as of September 5, 2016, between Navistar, Inc. and Volkswagen Truck & Bus GmbH.

10.5*	Procurement JV Framework Agreement, dated as of September 5, 2016, by and between Navistar Inc. and Volkswagen Truck & Bus GmbH.

10.6	Amendment No 2 to the Settlement Agreement, effective as of October 5, 2012, by and among the Company and Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc., as amended on July 14, 2013.

10.7	Amendment No. 2 to the Settlement Agreement, effective as of October 5, 2012, by and among the Company and Mark H. Rachesky, M.D., MHR Holdings LLC, MHR Fund Management LLC, MHR Institutional Advisors III LLC, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Advisors LLC, and MHR Institutional Partners III LP, as amended on July 14, 2013.

99.1	Press Release of the Company, dated September 6, 2016.

99.2	Investor Presentation, dated September 6, 2016.

†	Schedules (and similar attachments) to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish, supplementally, a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

*	To be filed by amendment